Exhibit  99.1



FOR  IMMEDIATE  RELEASE
-----------------------



Contact:     Steven  T.  Sobieski
             Chief  Financial  Officer
             LifeCell  Corporation
             908/  947-1100



                          LIFECELL ANNOUNCES LITIGATION


BRANCHBURG, NJ (JANUARY 5, 2001): LifeCell Corporation (Nasdaq: LIFC) announced today that, Special Situations Fund III, L. P., Special Situations Cayman Fund, LP and Special Situations Private Equities Fund, L.P. had filed a complaint in United States District Court for the Southern District of New York against LifeCell, Gruntal & Co., L.L.C. and Prudential Securities, Inc. The complaint alleges that LifeCell, Gruntal and Prudential violated Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder and were liable under New York common law by making purportedly false and misleading statements to the plaintiffs in connection with LifeCell's private placement of common stock and seeks damages in an unspecified amount. Gruntal and Prudential's Vector Healthcare Group acted as placement agents in LifeCell's private placement which closed in October, 2000. LifeCell indicated that it believes the lawsuit has no merit and it intends to vigorously defend the lawsuit.

LifeCell develops and markets biologic solutions for the repair, replacement and preservation of human tissue. Its core preservation technology removes all cells from the tissue without damaging the essential biochemical and structural components necessary for normal tissue regeneration. The Company currently markets three products based on this technology: AlloDerm(R) for the plastic reconstructive and burn markets through our direct sales force and for the dental market through BioHorizons, Inc.; Cymetra, a version of AlloDerm for the plastic reconstructive and dermatology markets through LifeCell's direct sales force and a co-promotion agreement with Obagi Medical Products; and Repliform for the urology and gynecology markets through a marketing partnership with Boston Scientific Corporation. LifeCell's product development programs include the use of small diameter blood vessel grafts produced by the Company as an alternative to blood vessel grafts taken from the patient, orthopedic applications of its technology, Thrombosol, a formulation for extended storage of platelets and technologies to enhance the storage of red blood cells.

   CERTAIN OF THE STATEMENTS CONTAINED IN THIS NEWS RELEASE ARE "FORWARD-LOOKING
    STATEMENTS" (AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
    1995). WHILE THESE STATEMENTS REFLECT THE COMPANY'S CURRENT BELIEFS AND ARE BASED ON ASSUMPTIONS THAT THE COMPANY BELIEVES ARE REASONABLE, THEY ARE SUBJECT TO UNCERTAINTIES AND RISKS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY
     FROM ANTICIPATED RESULTS. THESE FACTORS INCLUDE THE RISKS DETAILED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DEC. 31, 1999 AND OTHER
           REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


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